Exhibit 10.11




                            SECOND  AMENDED AND RESTATED  SENIOR NOTE  AGREEMENT
                    Between the Registrant and Principal Mutual Life Insurance Company
                                       effective September 8, 1997


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::ODMA\PCDOCS\NEWYORK\11036\7
                                                                 EXECUTION COPY












                                                HURCO COMPANIES, INC.

                                             SECOND AMENDED AND RESTATED

                                                   NOTE AGREEMENT

                                            Dated as of September 8, 1997

                                            $12,500,000 Principal Amount
                        10.37% Second Amended and Restated Senior Notes
                                                Due December 1, 2000
















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                                                HURCO COMPANIES, INC.
                                             SECOND AMENDED AND RESTATED
                                                   NOTE AGREEMENT

                                                  Dated as of September 8, 1997

To the Purchaser Named
  in Schedule I Hereto (the "Purchaser")

Ladies and Gentlemen:

         HURCO COMPANIES, INC., an Indiana corporation (the "Company"), agrees with the Purchaser as follows:


SECTION 1.          SECOND AMENDMENT AND RESTATEMENT AND DESCRIPTION OF NOTES

                    1.1 Second Amendment and Restatement. The Company and the Purchaser are parties to that certain Note Agreement dated as of December 1, 1990 (the "1990 Agreement") pursuant to which the Company sold to the Purchaser on December 20, 1990 $12,500,000 aggregate principal amount of its Senior Notes (the "1990 Notes"). The Company and the Purchaser amended and restated the 1990 Agreement pursuant to the Amended and Restated Note Agreement dated March 24, 1994 (the "1994 Agreement") which replaced in its entirety the 1990 Agreement and amended and restated the 1990 Notes pursuant to the 11.12% Amended and Restated Senior Notes dated March 24, 1994 (the "1994 Notes") which replaced in its entirety the 1990 Notes. The Company and the Purchaser have agreed that this Second Amended and Restated Note Agreement (the "Agreement") should replace in its entirety the 1994 Agreement and that from and after the date of the execution and delivery of this Agreement and the satisfaction of the conditions set forth in Section] 4 (the "Closing Date"), the 1994 Agreement shall be of no force or effect except (i) as specifically set forth herein, (ii) that if any material representation or warranty made by the Company hereunder, or made by the Company in any written statement or certificate furnished by the Company in connection with the issuance and sale of the 1990 Notes or the 1994 Notes or furnished by the Company pursuant to the 1990 Agreement or the 1994 Agreement proves incorrect in any material respect as of the date of the issuance or making thereof (a "Prior Misstatement"), the Purchaser shall be entitled to exercise all of its rights and remedies under applicable law with respect to any Prior Misstatement other than the declaration of an Event of Default hereunder, and (iii) that the 1990 Agreement and the 1994 Agreement evidence the terms and conditions under which the Company heretofore has incurred obligations and liabilities to the Purchaser, it being the intent of the parties hereto that from and after the Closing Date, such obligations and liabilities shall be governed by this Agreement and the "Notes" (as defined below). Notwithstanding the provisions of the preceding sentence, in the event that any Prior Misstatement proves to be fraudulent in any material respect, such fraudulent Prior Misstatement shall constitute an Event of Default hereunder as provided in
Section 8.1(f)(2). The Purchaser is aware of the adjustments of the amount of inventory of the Company Subsidiaries as described in the Company's Report On Form 10-Q for the period ending July 31, 1993 and the Purchaser acknowledges that such inventory adjustments and the other adjustments of income and financial results caused by such inventory adjustments, to the extent accurate and taken alone, do not reveal a Prior Misstatement. The Company has agreed to execute those certain Second Amended and Restated Notes (the "Notes"), each payable to the Purchaser, which Notes (i) re-evidence all of the indebtedness heretofore outstanding under the 1990 Notes and 1994 Notes, and (ii) do not constitute a payment or a novation of the 1990 Notes or the 1994 Notes.

                    1.2 Description of Notes. The Notes shall be dated the Closing Date, shall bear interest from such date at the rate of 10.37% per annum prior to maturity, payable monthly on the first day of each calendar month commencing [September] 1, 1997, and at maturity, to bear interest on overdue principal (including any overdue required or optional prepayment), premium, if any, and (to the extent legally enforceable) on any overdue installment of interest at the rate of 12.37% per annum, shall be expressed to mature on December 1, 2000 and to be substantially in the form attached as Exhibit A. Each required prepayment of principal shall be considered to be overdue if it is not paid on its due date. The term "Notes" as used herein shall include each Second Amended and Restated Note delivered pursuant to this Agreement and each Note delivered in substitution or exchange therefor and, where applicable, shall include the singular number as well as the plural. Any reference to the Purchaser in this Agreement shall in all instances be deemed to include any nominee of the Purchaser or any separate account or other person on whose behalf the Purchaser has acquired the Notes and any Person to whom a Note is assigned. Concurrently with execution and delivery to it of the Notes, each of the 1994 Notes shall be marked by Purchaser with the following legend: "This Note has been amended and, as amended, restated by a promissory note executed pursuant to an Second Amended and Restated Note Agreement, dated as of September 8, 1997, executed by Hurco Companies, Inc. and the payee hereof."


SECTION 2.  PREPAYMENT OF NOTES

                    2.1 Required Prepayments. In addition to payment of all outstanding principal of the Notes at maturity and regardless of the amount of Notes which may be outstanding from time to time, the Company shall make the following prepayments:

                    (a) The Company shall prepay and there shall become due and payable on the dates set forth below, $1,785,714.29 of the principal amount of the Notes or such lesser amount as would constitute payment in full on the Notes, with the remaining principal payable on December 1, 2000: December 1, 1997, December 1, 1998, and December 1, 1999. Each such prepayment shall be at a price of 100% of the principal amount prepaid, together with interest accrued thereon to the date of prepayment.

                    (b) The Company shall prepay and there shall become due and payable not later than fifteen days after receipt thereof, an amount equal to the Purchaser's Pro Rata Share of Asset Sale Proceeds. Pro Rata Share shall be determined as of each date that Asset Sale Proceeds are received by the Company. Such amounts shall be applied in accordance with Section 2.2(e), and a prepayment premium shall be required on each date of prepayment to the extent set forth in Section 2.2(d).

                    2.2  Optional  Prepayments.  (a) Upon  notice as provided in
Section 2.3, the Company may prepay the Notes, in whole or in part, in an amount of not less than $250,000 or in integral multiples of $10,000 in excess thereof at the price set forth in Section 2.2(d).

                    (b) In the event that (i) the Company proposes a merger, acquisition, investment, corporate reorganization or recapitalization (collectively, a "Proposed Transaction") that would result in the failure by the Company to comply with, or the breach by the Company of, any of the covenants or conditions contained in this Agreement and (ii) such anticipated noncompliance or breach is not consented to pursuant to the provisions of Section 9.1, by Noteholders holding 66-_% in aggregate principal amount of the Notes then outstanding within 30 days after a receipt of a written request (a "Request") by the Company (which Request shall describe in detail the Proposed Transaction and specify the nature of such anticipated noncompliance or breach) to consent to such non-compliance or breach and (iii) the Company nonetheless determines to proceed with the Proposed Transaction, then the Company shall prepay, at the price set forth in Section 2.2(d), upon notice as provided in Section 2.3, within 150 days following receipt by the Purchasers of the Request, the entire principal amount of all Notes held by each nonconsenting Noteholder prior to the Company's consummation of the Proposed Transaction.

                    (c) In the event of a Change of Control, the Company shall, within ten days after the date of such Change of Control, give written notice to each holder of a Note of the Change of Control, accompanied by a certificate of an authorized officer of the Company specifying the nature of the Change of Control. Such notice shall contain the written, irrevocable offer by the Company to prepay, on a date specified in such notice by the Company which shall be not less than 45 or more than 60 calendar days after the effective date of such Change of Control, the entire principal amount of the Notes held by each holder at a price equal to 100% of the principal amount of the Notes to be prepaid plus interest accrued to the date of prepayment and shall state that notice of acceptance of the Company's offer to prepay under this Section 2.2(c) must be delivered to the Company within 30 calendar days after receipt of the Company's notice. Any holder may revoke its acceptance of the Company's offer by written notice to such effect delivered to the Company not less than five calendar days prior to the date fixed for prepayment.

                    (d) Each prepayment made pursuant to paragraph (a) or (b) of this Section 2.2 or Section 2.1(b), shall be at a price of (i) 100% of the principal amount to be prepaid, plus interest accrued thereon to the date of prepayment, if the Reinvestment Yield, on the applicable Determination Date, equals or exceeds the interest rate payable on or in respect of the Notes, or
(ii) 100% of the principal amount to be prepaid, plus interest accrued thereon to the date of prepayment, plus a premium, if the Reinvestment Yield, on such Determination Date, is less than the interest rate payable on or in respect of the Notes. The premium shall equal (x) the aggregate present value of the amount of principal being prepaid (taking into account the manner of application of such prepayment required by Section 2.2(e) or Section 2.1(b)) and the present value of the amount of interest (exclusive of interest accrued to the date of prepayment) which would have been payable in respect of such principal absent such prepayment, determined by discounting (monthly on the basis of a 360-day year composed of twelve 30-day months) each such amount utilizing an interest factor equal to the Reinvestment Yield, less (y) the principal amount to be prepaid.

                    (e) Any optional prepayment pursuant to Section 2.1(b), 2.2(a), (b) or (c) of less than all of the Notes outstanding shall be applied, to reduce, pro rata, the prepayments and payment at maturity required by Section 2.1.

                    (f) Except as provided in Section 2.1 and this Section 2.2, the Notes shall not be prepayable in whole or in part.

                    2.3 Notice of Prepayments. The Company shall give notice of any optional prepayment of the Notes pursuant to Section 2.2(a) or (b) to each holder of the Notes not less than 30 days nor more than 60 days before the date fixed for prepayment, specifying (i) such date, (ii) the principal amount of the holder's Notes to be prepaid on such date, (iii) the date as of which the premium, if any, will be calculated and (iv) the accrued interest applicable to the prepayment. Notice of prepayment having been so given, the aggregate principal amount of the Notes specified in such notice, together with the premium if any, and accrued interest thereon shall become due and payable on the prepayment date.

                    The Company also shall give notice to each holder of the Notes by telecopy, telegram, telex or other same-day written communication, as soon as practicable but in any event not later than two business days prior to the prepayment date, of the premium, if any, applicable to such prepayment or any prepayment subject to premium referred to in Section 2.1 and the details of the calculations used to determine the amount of such premium.

                    2.4 Surrender of Notes on Prepayment or Exchange. Subject to
Section 2.5, upon any partial prepayment of a Note pursuant to this Section 2 or partial exchange of a Note pursuant to Section 10.3, such Note may, at the option of the holder thereof, (i) be surrendered to the Company pursuant to
Section 10.3 in exchange for a new Note equal to the principal amount remaining unpaid on the surrendered Note, or (ii) be made available to the Company for notation thereon of the portion of the principal so prepaid or exchanged. In case the entire principal amount of any Note is prepaid or exchanged, such Note shall be surrendered to the Company for cancellation and shall not be reissued, and no Note shall be issued in lieu of such Note.

                    2.5 Direct Payment. Notwithstanding any other provision contained in the Notes or this Agreement, the Company will pay all sums becoming due on each Note held by the Purchaser or any subsequent Institutional Holder by wire transfer of immediately available funds to such account as the Purchaser or such subsequent Institutional Holder shall have designated in Schedule I, or as the Purchaser or such subsequent Institutional Holder may otherwise designate by notice to the Company, in each case without presentment and without notations being made thereon, except that any such Note so paid or prepaid in full shall be surrendered to the Company for cancellation. Any wire transfer shall identify such payment in the manner set forth in Schedule I and shall identify the payment as principal, premium, if any, and/or interest. The Purchaser and any subsequent Institutional Holder of a Note to which this Section 2.5 applies agree that, before selling or otherwise transferring any such Note, the Purchaser or it will make a notation thereon of the aggregate amount of all payments of principal theretofore made and of the date to which interest has been paid.

                    2.6 Allocation of Payments. Except in the case of a prepayment pursuant to Section 2.2(b) or (c), if less than the entire principal amount of all the Notes outstanding is to be paid, the Company will prorate the aggregate principal amount to be paid among the outstanding Notes in proportion to the unpaid principal.

                    2.7 Payments Due on Saturdays, Sundays and Holidays. In any case where the date of any required prepayment of the Notes or any interest payment date on the Notes or the date fixed for any other payment of any Note or exchange of any Note is a Saturday, Sunday or a legal holiday or a day on which banking institutions in Des Moines, Iowa are authorized by law to close, then such payment, prepayment or exchange need not be made on such date but may be made on the next succeeding business day which is not a Saturday, Sunday or a legal holiday or a day on which banking institutions in Des Moines, Iowa are authorized by law to close, with the same force and effect as if made on the due date.


SECTION 3.   REPRESENTATIONS

                    3.1 Representations of the Company. As an inducement to, and as part of the consideration for, the Purchaser's entering into the Agreement, the Company represents and warrants to the Purchaser as follows:

                    (a) Corporate Organization and Authority. The Company is a corporation duly organized and validly existing under the laws of the State of Indiana, has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and as presently proposed to be conducted, to enter into and perform the Agreement and to issue the Notes and to amend and restate the 1994 Notes.

                    (b) Qualification to Do Business. The Company is duly licensed or qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction where the nature of the business transacted by it or the character of its properties owned or leased makes such qualification or licensing necessary, except when the failure to be so qualified or licensed would not have a material adverse effect on its business, properties, operation or condition, financial or otherwise.

                    (c) Subsidiaries. The Company has no Subsidiaries, as defined in Section 5.1, except those listed in Annex I, which correctly sets forth the jurisdiction of incorporation and the percentage of the outstanding Voting Stock or equivalent interest of each Subsidiary which is owned, of record or beneficially, by the Company and/or one or more Subsidiaries. Each Subsidiary, which is not an Inactive Subsidiary, has been duly organized and is validly existing under the laws of its jurisdiction of incorporation or organization and is duly licensed or qualified and in good standing as a foreign corporation in each other jurisdiction where the nature of the business transacted by it or the character of its properties owned or leased makes such qualification or licensing necessary. Each Subsidiary has full corporate power and authority to own and operate its properties and to carry on its business as now conducted and as presently proposed to be conducted. The Company and each Subsidiary have good and marketable title to all of the shares they purport to own of the capital stock of each Subsidiary, free and clear in each case of any lien or encumbrance, and all such shares have been duly issued and are fully paid and nonassessable. Each Subsidiary identified on Annex I as an "Inactive Subsidiary" has no assets in excess of $2,000 in book value and does not now actively engage in any business.

                    (d) Financial Statements. The consolidated balance sheet of the Company and its Subsidiaries as of October 31, 1996, and the related consolidated statements of earnings, stockholders' equity and cash flows or changes in financial condition, as applicable, for the year ended October 31, 1996, accompanied by the report and opinion of Arthur Andersen, LLP, independent certified public accountants, a copy of which has heretofore been delivered to the Purchaser, was prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise noted therein) and present fairly the consolidated financial condition and consolidated results of operations and cash flows or changes in financial condition, as applicable, of the Company and its Subsidiaries for and as of the end of such year.

                    (e) No Contingent Liabilities or Adverse Changes. Neither the Company nor any of its Subsidiaries has any contingent liabilities which are material to the Company and its Subsidiaries taken as a whole other than as indicated on the financial statements described in the foregoing paragraph (d) of this Section 3.1, and since October 31, 1996, there have been no changes in the condition, financial or otherwise, of the Company and its Subsidiaries except changes occurring in the ordinary course of business, none of which, individually or in the aggregate, has had a material adverse effect on the business, properties, operations, assets, or condition, financial or otherwise, of the Company and its Subsidiaries taken as a whole or on the Company's ability to perform its obligations under this Agreement or the Notes and except for losses in the ordinary course of business which do not result in any Event of Default.

                    (f) No Pending Litigation or Proceedings. Except as set forth on Schedule 3.1(f), there are no actions, suits or proceedings pending or threatened against or affecting the Company or any of its Subsidiaries, at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which might result, either individually or in the aggregate, in any material adverse change in the business, properties, operations or condition, financial or otherwise, of the Company and its Subsidiaries taken as a whole or on the Company's ability to perform its obligations under this Agreement or the Notes.

                    (g) Compliance with Law. (i) Neither the Company nor any of its Subsidiaries is: (x) in default with respect to any order, writ, injunction or decree of any court to which it is a named party; or (y) in default under any law, rule, regulation, ordinance or order relating to its or their respective businesses, the sanctions and penalties resulting from which defaults described in clauses (x) and (y) might have a material adverse effect on the business, properties, operations, assets or condition, financial or otherwise, of the Company and its Subsidiaries taken as a whole, or on the Company's ability to perform its obligations under this Agreement or the Notes.

                    (ii) Neither the Company nor any Subsidiary nor any Affiliate of the Company is an entity defined as a "designated national" within the meaning of the Foreign Assets Control Regulations, 31 C.F.R. Chapter V, or for any other reason, subject to any restriction or prohibition under, or is in violation of, any federal statute or Presidential Executive Order, or any rules or regulations of any department, agency or administrative body promulgated under any such statute or Order, concerning trade or other relations with any foreign country or any citizen or national thereof or the ownership or operation of any property.

                    (h) Pension Reform Act of 1974. Neither the amendment and restatement of the 1994 Notes by the Notes nor the consummation of any of the other transactions contemplated by this Agreement is or will constitute a "prohibited transaction" within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The Internal Revenue Service has issued a determination that each "employee pension benefit plan," as defined in Section 3 of ERISA (a "Plan"), established, maintained or contributed to by the Company or any Subsidiary (except for any Plan which is unfunded and maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees) is qualified under Section 401(a) and related provisions of the Code and that each related trust or custodial account is exempt from taxation under Section 501(a) of the Code. All Plans of the Company or any Subsidiary comply in all material respects with ERISA and other applicable laws. There exist with respect to the Company or any Subsidiary no 'multi-employer plans," as defined in the Multiemployer Pension Plan Amendments Act of 1980, for which a material withdrawal or termination liability may be incurred. There exist with respect to all Plans or trusts established or maintained by the Company or any Subsidiary:
(i) no material accumulated funding deficiency within the meaning of ERISA; (ii) no termination of any Plan or trust which would result in any material liability to the Pension Benefit Guaranty Corporation ("PBGC") or any "reportable event," as that term is defined in ERISA, which is likely to constitute grounds for termination of any Plan or trust by the PBGC; and (iii) no "prohibited transaction," as that term is defined in ERISA, which is likely to subject any Plan, trust or party dealing with any such Plan or trust to any material tax or penalty on prohibited transactions imposed by Section 4975 of the Code.

                    (i) Title to Properties. The Company and each Subsidiary has
(i) good title in fee simple or its equivalent under applicable law to all the real property owned by it and (ii) good title to all other Property owned by it, in each case free from all Liens except (x) those securing Indebtedness of the Company or a Subsidiary, which are listed in the attached Annex II and (y) other Liens that would be permitted pursuant to Section 7.4.

                    (j) Leases. The Company and each Subsidiary enjoy peaceful and undisturbed possession under all leases under which the Company or such Subsidiary is a lessee or is operating. None of such leases contains any provision which might materially and adversely affect the operation or use of the property so leased. All of such leases are valid and subsisting and none of them is in default.

                    (k) Franchises, Patents, Trademarks and Other Rights. The Company and each Subsidiary have all franchises, permits, licenses and other authority necessary to carry on their businesses as now being conducted and as proposed to be conducted, and none are in default under any of such franchises, permits, licenses or other authority which are material to their businesses, properties, operations or condition, financial or otherwise. The Company and each Subsidiary own or possess all patents, trademarks, service marks, trade names, copyrights, licenses and rights with respect to the foregoing necessary for the present conduct of their businesses, without any known conflict with the rights of others which might result in any material adverse change in their businesses, properties, operations or condition, financial or otherwise.

                    (l) Status of Notes and Sale of Notes. The Notes have been duly authorized on the part of the Company and, constitute the legal, valid and binding obligations of the Company, enforceable in accordance with their terms, except to the extent that enforcement of the Notes may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application relating to or affecting the enforcement of the rights of creditors or by equitable principles, regardless of whether enforcement is sought in equity or at law. The issuance of the Notes to amend and restate the 1994 Notes and compliance by the Company with all of the provisions of this Agreement and of the Notes (i) are within the corporate powers of the Company, (ii) have been duly authorized by proper corporate action and (iii) are legal, will not violate any provisions of any law or regulation or order of any court, governmental authority or agency and will not result in any breach of any of the provisions of, or constitute a default under, or result in the creation of any Lien on any property of the Company or any Subsidiary under the provisions of, any charter document, by-law, loan agreement or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them or their property may be bound.

                    (m) No Defaults. No event has occurred and no condition exists which, upon the issuance of the Notes to amend and restate the 1994 Notes, would constitute an Event of Default, or with the lapse of time or the giving of notice or both would become an Event of Default, under this Agreement. Neither the Company nor any Subsidiary is in default under any charter document, by-law, loan agreement or other material agreement or material instrument to which it is a party or by which it or its property may be bound except as described in the preceding sentence.

                    (n) Governmental Consent. Neither the nature of the Company or any of its Subsidiaries, their respective businesses or properties, nor any relationship between the Company or any of its Subsidiaries and any other Person, nor any circumstances in connection with the issuance of the Notes to amend and restate the 1994 Notes is such as to require a consent, approval or authorization of, or withholding of objection on the part of, or filing, registration or qualification with, any governmental authority on the part of the Company in connection with the execution and delivery of this Agreement or the issuance of the Notes to amend and restate the 1994 Notes.

                    (o) Taxes. Except as set forth on Schedule 3.1(o), all tax returns required to be filed by the Company or any Subsidiary in any jurisdiction have been filed, and all taxes, assessments, fees and other governmental charges upon the Company or any Subsidiary, or upon any of their respective properties, income or franchises, which are due and payable, have been paid timely or within appropriate extension periods or contested in good faith by appropriate proceedings. The Company does not know of any proposed additional tax assessment against it or any Subsidiary for which adequate provision has not been made on its books. The federal income tax liability of the Company and its Subsidiaries has been finally determined by the Internal Revenue Service and satisfied for all taxable years up to and including the taxable year ended [October 31, 1989] and no material controversy in respect of additional taxes due since such date is pending or to the Company's knowledge threatened. The provisions for taxes on the books of the Company and each Subsidiary are adequate for all open years and for the current fiscal period.

                    (p) Status under Certain Statutes. Neither the Company nor any Subsidiary is: (i) a "public utility company" or a "holding company," or an "affiliate" or a "subsidiary company" of a "holding company," or an "affiliate" of such a "subsidiary company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, or (ii) a "public utility" as defined in the Federal Power Act, as amended, or (iii) an "investment company" or an "affiliated person" thereof or an "affiliated person" of any such "affiliated person," as such terms are defined in the Investment Company Act of 1940, as amended.

                    (q) Effect of Other Instruments. Neither the Company nor any Subsidiary is bound by any agreement or instrument or subject to any charter or other corporate restriction which materially and adversely affects the business, properties, operations, or condition, financial or otherwise, of the Company and its Subsidiaries taken as a whole or the Company's ability to perform its obligations under this Agreement or the Notes.

                    (r) Margin Stock. Neither the Company nor any Subsidiary owns or intends to carry or purchase any "margin stock" within the meaning of Regulation G.

                    (s) Condition of Property. All of the facilities of the Company and each of its Subsidiaries are in sound operating condition and repair except for facilities being repaired in the ordinary course of business or facilities which individually or in the aggregate are not material to the business, properties, operations, or condition, financial or otherwise, of the Company and its Subsidiaries taken as a whole.

                    (t) Books and Records. The Company and each of its Subsidiaries (i) maintain books, records and accounts in reasonable detail which accurately and fairly reflect their respective transactions and business affairs, and (ii) maintain a system of internal accounting controls sufficient to provide reasonable assurances that transactions are executed in accordance with management's general or specific authorization and to permit preparation of financial statements in accordance with generally accepted accounting principles.

                    (u) Full Disclosure. Neither the Company's Annual Report on Form 10-K for the year ended October 31, 1996, the Company's Annual Report to Stockholders for the year ended October 31, 1996, the financial statements referred to in paragraph (d) of this Section 3.1, nor this Agreement, nor any other written statement or document furnished by the Company to the Purchaser in connection with the negotiation of this Agreement, taken together, contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein not misleading in light of the circumstances under which they were made; provided, however, there can be no assurance that projections provided to the Purchaser, although believed by the Company to be reasonable, will in fact be achieved. There is no fact known, or which, with reasonable diligence would be known, by the Company which the Company has not disclosed to the Purchaser in writing which has a material adverse effect on or, so far as the Company can now foresee, will have a material adverse effect on the business, property, operations or condition, financial or otherwise, of the Company and its Subsidiaries taken as a whole or the ability of the Company to perform its undertakings under and in respect of this Agreement and the Notes.

                    (v) Environmental Compliance. The Company and each Subsidiary (i) is in compliance in all material respects with all applicable environmental, transportation, health and safety statutes and regulations, including, without limitation, regulations promulgated under the Resource Conservation and Recovery Act of 1976, 42 U.S.C. ss.ss. 6901 et seq., and (ii) has not acquired, incurred or assumed, directly or indirectly, any material contingent liability in connection with the release or storage of any toxic or hazardous waste or substance into the environment. The Company and its Subsidiaries have not acquired, incurred or assumed, directly or indirectly, any material contingent liability in connection with a release or other discharge of any hazardous, toxic or waste material, including petroleum, on, in, under or into the environment surrounding any property owned, used or leased by any of them.

                    (w) Stock Issuance. Since October 31, 1996, neither the Company nor any Subsidiary which is not an Inactive Subsidiary has issued any additional shares of capital stock other than capital stock issued by the Company upon exercise of employee stock options.

                    3.2 Representations of the Purchaser. The Purchaser represents, and in entering into this Agreement the Company understands, that
(i) the Purchaser is an Institutional Holder, (ii) the Purchaser is accepting the Notes to amend and restate the 1994 Notes for the purpose of investment for the Purchaser's own account and not with a view to the resale or distribution thereof, and (iii) the Purchaser has no present intention of selling, negotiating or otherwise disposing of the Notes; provided that the disposition of the Purchaser property shall at all times be and remain within the Purchaser's control, subject, however, to compliance with federal securities laws. The Purchaser acknowledges that the Notes have not been registered under the Securities Act or the laws of any state, and the Purchaser understands that the Notes must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. The Purchaser has been advised that the Company does not contemplate registering, and is not legally required to register, the Notes under the Securities Act.


SECTION 4.   CLOSING CONDITIONS

                    This Agreement shall be subject to the following conditions to be satisfied on or before the Closing Date:

                    4.1 Representations and Warranties. The representations and warranties of the Company contained in this Agreement or otherwise made in writing in connection herewith shall be true and correct on or as of the Closing Date and the Company shall have delivered to the Purchaser a certificate to such effect, dated the Closing Date and executed by the President or the chief financial officer of the Company.

                    4.2 Receipt by Purchaser.  The Purchaser shall have received
(i) from Baker & Daniels of Indianapolis, Indiana, counsel for the Company, their opinion, dated as of such Closing Date, in form and substance satisfactory to the Purchaser and covering substantially the matters set forth or provided in the attached Exhibit B, and (ii) from the Company the Notes duly executed by the Company.

                    4.3 Events of Default. Except as described in Section 3.1(m), no event shall have occurred and be continuing on the Closing Date which would constitute an Event of Default, as defined in Section 8.1, or with notice or lapse of time or both would become such an Event of Default, and the Company shall have delivered to the Purchaser a certificate to such effect, dated the Closing Date and executed by the President or the chief financial officer of the Company.

                    4.4 Payment of Fees and Expenses. The Company shall have paid all fees, expenses, costs and charges, including the reasonable fees and expenses of Sidley & Austin, the Purchaser's special counsel, incurred by the Purchaser through the Closing Date and incident to the proceedings in connection with, and transactions contemplated by, this Agreement and the Notes.

                    4.5 Articles; Good Standing. The Purchaser shall have received the Company's Articles of Incorporation, as amended, modified or supplemented to the Closing Date, certified to be correct and complete by the Secretary of State of Indiana, together with a certification of existence of the Company from such Secretary of State.

                    4.6 Secretary's Certificate. The Purchaser shall have received a certificate dated the Closing Date of the Secretary of the Company, certifying (i) the names and true signatures of the officers authorized to sign this Agreement and the Notes, (ii) the resolutions of the Board of Directors of the Company approving the transactions contemplated by this Agreement and the Notes, and (iii) the Company's by-laws.

                    4.7 Proceedings and Documents. All proceedings taken in connection with the transactions contemplated by this Agreement, and all documents necessary to the consummation of such transactions shall be satisfactory in form and substance to the Purchaser and the Purchaser's special counsel, and the Purchaser and the Purchaser's special counsel shall have received copies (executed or certified as may be appropriate) of all legal documents or proceedings which they may reasonably request.


SECTION 5.   INTERPRETATION OF AGREEMENT

                    5.1 Certain Terms Defined. The terms hereinafter set forth when used in this Agreement shall have the following meanings:

                    Advances - The revolving credit loans made by NBD to the Company under Section 2.4 of the NBD Agreement, the term loan made by NBD Michigan to the Company as evidenced by the Fourth Amended and Restated NBD Term Loan Note of the Company dated January 26, 1996, and the issuance of letters of credit under Section 2.4 of the NBD Agreement.

                    Affiliate - Any Person (other than a Subsidiary) (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company, (ii) which beneficially owns or holds 5% or more of any class of the Voting Stock of the Company or any Subsidiary or (iii) 5% or more of the Voting Stock (or in the case of a Person which is not a corporation, 5% of the equity interest) of which is beneficially owned or held by the Company or a Subsidiary. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

                    Agreement - As defined in Section 1.1.

                    Asset Sale Proceeds - means the proceeds (net of all disposition expenses) of selling or otherwise disposing of assets of the Company or any Subsidiary (other than inventory, machinery and equipment sold in the ordinary course of business upon customary credit terms and other than sales of the Company's Capital Stock) to the extent that the aggregate book value
(disregarding any write-downs of such book value other than ordinary depreciation and amortization) of the assets disposed of in such sales or other dispositions (a) in any single year exceeds 5% of the Consolidated Total Assets at the end of the prior fiscal year, or (b) in any two successive fiscal years exceeds 10% of the Consolidated Total Assets at the end of the fiscal year of the prior two fiscal years for which the amount of the Consolidated Total Assets is greater, less all Asset Sale Proceeds paid under Section 2.1(b) resulting from sales or other dispositions during the first of the two successive fiscal year.

                    Autocon - Autocon Technologies, Inc.

                    Autocon Guaranties - The guaranties dated as of March 24, 1994 and executed by Autocon in favor of the Purchaser and NBD, respectively.

                    Bond Default - The  occurrence  of an Event of Default under
Section 601(h) or Section 201(d)(5) of the Trust Indenture, dated as of September 1, 1990 between The City of Indianapolis, Indiana, and First of America Bank - Indianapolis, or any corresponding default under the "Loan Agreement" referred to therein.

                    Capital Expenditures - For any period, the aggregate of all expenditures (whether paid in cash or other assets or accrued as a liability) during such period that, in conformity with generally accepted accounting principles, are required to be included in or reflected by the Company's fixed asset account as reflected in the consolidated balance sheet, including, without limitation, any Capitalized Lease and capitalized software developments costs of the Company and its Subsidiaries, computed on a consolidated basis.

                    Capital Stock - of any person means any equity securities, any securities exchangeable for or convertible into equity securities, and any warrants, rights, or other options to purchase or otherwise acquire such securities.

                    Capitalized Lease - Any lease the obligation for Rentals with respect to which, in accordance with generally accepted accounting principles, would be required to be capitalized on a balance sheet of the lessee or for which the amount of the asset and liability thereunder, as if so capitalized, would be required to be disclosed in a note to such balance sheet.

                    Change of Control - The acquisition, through purchase or otherwise (including the agreement to act in concert without more), by any Person or group of Persons acting in concert, directly or indirectly, in one or more transactions, of beneficial ownership or control of securities representing more than 30% of the combined voting power of the Company's Voting Stock, provided, however, that there shall not be a Change of Control in the event that an acquisition is made, directly or indirectly, in one or more transactions, of the beneficial ownership or control of securities representing (a) 50% or more of the combined voting power of the Company's Voting Stock by any Person or group of Persons which is identified as an Executive Officer or Executive Officers of the Company on its then applicable Annual Report on Form 10-K or (b) 30% or more of the combined voting power of the Company's Voting Stock by Brynwood Partners Limited Partnership; provided further, however, that Change of Control shall not be deemed to exist with respect to the acquisitions described in (a) above only if such acquisitions are approved by a majority of the Board of Directors of the Company. For purposes of this definition, "beneficial ownership" shall have the meaning set forth in Rule 13d-3 under the Securities and Exchange Act of 1934.

                    Closing Date - As defined in Section 1.1.

                    Code - As defined in Section 3.1(h).

                    Consolidated Adjusted Net Worth - The consolidated stockholders' equity (including preferred stock other than preferred stock which would be characterized as Indebtedness in accordance with generally accepted accounting principles) of the Company and its Subsidiaries determined in accordance with generally accepted accounting principles after elimination of minority interests, less the sum of all goodwill, trade names, trademarks, patents, organization expense, unamortized debt discount and expense and other similar intangibles properly classified as intangibles in accordance with generally accepted accounting principles, and excluding the effects of any foreign currency translation adjustment.

                    Consolidated Current Assets and Consolidated Current Liabilities - As of the date of any determination thereof, such assets and liabilities of the Company and its Subsidiaries as shall be determined on a consolidated basis in accordance with generally accepted accounting principles to constitute current assets and current liabilities, respectively.

                    Consolidated Fixed Charges - For any period, the sum of: (i) interest expense (including the interest component of Rentals under Capitalized Leases and capitalized interest), of the Company and its Subsidiaries for such period and (ii) Rentals of the Company and its Subsidiaries under all leases other than Capitalized Leases.

                    Consolidated Income Available for Fixed Charges - For any period, the sum of (i) Consolidated Net Income for such period, plus (to the extent deducted in determining Consolidated Net Income), (ii) all provisions for any federal, state, or other income taxes (including without limitation the SBT) made by the Company and its Subsidiaries during such period and (iii) interest expense (including the interest component of Rentals under Capitalized Leases and capitalized interest) of the Company and its Subsidiaries during such period; and, (iv) Rentals of the Company under all leases other than Capitalized Leases.

                    Consolidated Net Income - For any period, the net income and net losses of the Company and its Subsidiaries determined in accordance with generally accepted accounting principles, but excluding therefrom (i) any extraordinary gain or loss so classified in accordance with generally accepted accounting principles and (ii) the net income or loss of any Person (other than a Subsidiary) in which the Company or any Subsidiary has an ownership interest and, with respect to such net income only to the extent that it has not been received by the Company or such Subsidiary in the form of dividends or other similar distributions.

                    Consolidated Total Assets - The consolidated total assets of the Company and its Subsidiaries determined in accordance with generally accepted accounting principles.

                    Consolidated Total Capitalization - The sum of Consolidated Adjusted Net Worth and Consolidated Total Indebtedness of the Company and its Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles.

                    Consolidated Total Indebtedness - The Indebtedness of the Company and its Subsidiaries, determined on a consolidated basis in accordance with generally accepted accounting principles which (a) is interest-bearing, and
(b) in accordance with generally accepted accounting principles, should be reflected on a consolidated balance sheet for the Company and its Subsidiaries as of such date.

                    Contaminant - Any waste, pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, or any constituent of any such substance or waste.

                    Determination Date - The day 3 days before the date fixed for a prepayment pursuant to a notice required by Section 2.3 or required to be paid out of Excess Cash Flow or the day 15 days before the date of declaration pursuant to Section 8.2.

                    EBITDAR - For any period, the sum of Consolidated Income Available for Fixed Charges for such period, plus depreciation and amortization of the Company and its Subsidiaries for such period.

                    Equity Sale Proceeds - The proceeds (net of reasonable issuance expenses) of any sales by the Company or its Subsidiaries of newly issued equity securities or treasury stock of the Company or any of its Subsidiaries, other than (a) sales to officers or employees of the Company or its Subsidiaries upon exercising options issued pursuant to the "1990 Stock Option Plan of Hurco Companies, Inc.", or the "Hurco Companies, Inc. 1997 Stock Option and Incentive Plan", and (b) sales by a Subsidiary to the Company or any other Subsidiary.

                    ERISA - As defined in Section 3.1(h).

                    Event of Default - As defined in Section 8.1.

                    Exchange Act - The Securities Exchange Act of 1934, as amended, and as it may be further amended from time to time.

                    Guaranties - All obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of a Person guaranteeing or in effect, guaranteeing any Indebtedness, dividend or other, obligation, of any other Person in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person: (i) to purchase such Indebtedness or obligation or any property or assets constituting security therefor, (ii) to advance or supply funds (x) for the purchase or payment of such Indebtedness or obligation, (y) to maintain working capital or other balance sheet condition or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation, (iii) to lease property or to purchase securities or other property or services primarily for the purpose of assuring the owner of such Indebtedness or obligation, or (iv) otherwise to assure the owner of the Indebtedness or obligation against loss in respect thereof. For the purposes of all computations made under this Agreement, a Guaranty in respect of any Indebtedness for borrowed money shall be deemed to be Indebtedness equal to the principal amount of such Indebtedness for borrowed money which has been guaranteed, and a Guaranty in respect of any other obligation or liability or any dividend shall be deemed to be Indebtedness equal to the maximum aggregate amount of such obligation, liability or dividend.

                    Inactive Subsidiary - As defined in Section 3.1(c).

                    Indebtedness - (i) All items of borrowings, including Capitalized Leases, which in accordance with generally accepted accounting principles would be included in determining total liabilities as shown on the liability side of a balance sheet as of the date at which Indebtedness is to be determined, (ii) all Guaranties (other than Guaranties of Indebtedness of the Company by a Subsidiary or of a Subsidiary by the Company or of a Subsidiary by a Subsidiary), letters of credit and endorsements (other than of notes, bills and checks presented to banks for collection or deposit in the ordinary course of business), in each case to support Indebtedness of other Persons; and (iii) all items of borrowings secured by any mortgage, pledge or Lien existing on property owned subject to such mortgage, pledge, or Lien, whether or not the borrowings secured thereby shall have been assumed by the Company or any Subsidiary.

                    Institutional Holder - Any bank, trust company, insurance company, pension fund, mutual fund or other similar financial institution, including, without limiting the foregoing, any "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act, which is or becomes a holder of any Note.

                    Investments - All investments made, in cash or by delivery of property, directly or indirectly, in any Person, whether by acquisition of shares of capital stock, indebtedness or other obligations or securities or by loan, advance, capital contribution or otherwise; provided, however, that "Investments" shall not mean or include routine investments in property to be used or consumed in the ordinary course of business.

                    IRB L/C - means the Irrevocable Letter of Credit No. 252 issued by NBD Michigan in favor of First of America Bank-Indianapolis, in the face amount of $1,060,274, and any letter of credit issued in exchange or replacement therefor.

                    Lien - Any mortgage, pledge, security interest, encumbrance, lien or charge of any kind, including any agreement to grant any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to file any financing statement under the Uniform Commercial Code of any jurisdiction in connection with any of the foregoing.

                    NBD - NBD Bank, N.A., a national banking association.

                    NBD Agreement - That certain Amended and Restated Credit Agreement and Amendment to Reimbursement Agreement dated as of the Closing Date between the Company, NBD and NBD Bank, as the same may be amended from time to time.

                    Noteholder - Any holder of a Note.

                    Notes - As defined in Section 1.1.

                    Operating Leases - Any lease, the obligation for rentals with respect to which, in accordance with generally accepted accounting principles, would not be required to be capitalized on a balance sheet of the lessee.

                    PBGC - As defined in Section 3.1(h).

                    Plan - As defined in Section 3.1(h).

                    Permitted Investments - Any and all of the following

                    ---------------------
its Subsidiaries:

                    (i) Investments in and loans and advances by the Company to a Subsidiary or to a Person which simultaneously as a result of such Investment becomes a Subsidiary;

                    (ii) Investments in commercial paper maturing in 270 days or less from the date of issuance which, at the time of acquisition, (y) are accorded the highest rating by Standard & Poor's Corporation or Moody's Investors Service, Inc. or (z) are accorded the second highest rating by Standard & Poor's Corporation or Moody's Investors Service, Inc., provided that the aggregate Investments held by the Company and its Subsidiaries pursuant to this subparagraph (ii)(z) shall not at any time exceed $5,000,000;

                    (iii) certificates of deposit and banker's acceptances maturing within one year from the date of issuance of United States or Canadian domiciled commercial banks having (x) capital and surplus aggregating at least $100,000,000 and (y) long-term deposit ratings of "A+" or "Al," respectively, by Standard & Poor's Corporation or Moody's Investors Service, Inc.;

                    (iv)   direct  or   indirect   obligations   unconditionally
         guaranteed by the United States government maturing within one year from the date of issuance;

                    (v) tax-exempt floating rate option tender bonds maturing in one year or less rated "AA" or better by Standard & Poor's Corporation or Moody's Investors Service, Inc. and secured by letters of credit issued by banks having capital and surplus aggregating at least $100,000,000;

                    (vi) promissory notes or equity securities received by the Company in connection with any asset sales permitted under Section 7.7;

                    Permitted Liens - As defined in Section 7.4.

                    Person - Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                    Prior Misstatement - As defined in Section 1.1.

                    Pro Rata Share - As of any Date, for the Purchaser, the percentage obtained by dividing (a) the outstanding principal amount of the Notes as of such date by (b) the sum of the outstanding principal amount of Advances under the NBD Agreement plus the amount available under the Commitment under the NBD Agreement plus the face amount of the IRB L/C plus the outstanding principal amount under the Notes.

                    Property - Any real or personal or tangible or intangible asset.

                    Reinvestment Yield - The sum of (i) the yield set forth under the heading "This Week" in the weekly statistical release designated
H.15(519) (or any successor publication) of the Board of Governors of the Federal Reserve System under the caption "U.S. Government Securities--Treasury Constant Maturities" opposite the maturity corresponding to the Weighted Average Life to Maturity, rounded to the nearest month, of the principal amount of the Notes to be prepaid, plus (ii) .60 of 1% with respect to Notes to be prepaid pursuant to Section 2.2(a) or Notes the payment of which has been accelerated pursuant to Section 8.2 and (iii) .25 of 1% with respect to Notes to be prepaid pursuant to Section 2.1(b) or Section 2.2(b) or (c). If no maturity exactly corresponding to such rounded Weighted Average Life to Maturity shall appear therein, yields for the two most closely corresponding published maturities (one of which occurs prior and the other subsequent to the Weighted Average Life to Maturity) shall be calculated pursuant to the foregoing sentence and the Reinvestment Yield shall be interpolated from such yields on a straight-line basis (rounding in each of such relevant periods, to the nearest month). For purposes of calculating the Reinvestment Yield, the most recent weekly statistical release published prior to the applicable Determination Date shall be used.

                    Release - Release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment or into or out of any property, including the movement of Contaminants through or in the air, soil, surface water, groundwater or property.

                    Rentals - As of the date of any determination thereof, all fixed payments (including all payments which the lessee is Obligated to make to the lessor on termination of the lease or surrender of the property) payable by the Company or a Subsidiary, as lessee or sublessee under a lease of real or personal property, but exclusive of any amounts required to be paid by the Company or a Subsidiary (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes, assessments, amortization and similar charges. Fixed rents under any so-called "percentage leases" shall be computed solely on the basis of the minimum rents, if any, required to be paid by the lessee regardless of sales volume or gross revenues.

                    Reportable Event - As defined in Section 3.1(h).

                    Restricted Investments - Any Investment which is not a Permitted Investment.

                    SBT - means the so-called Single Business Tax imposed by the State of Michigan.

                    Securities Act - The Securities Act of 1933, as amended, and as it may be further amended from time to time.

                    Subordinated   Indebtedness  -  Any  Indebtedness  which  is
subordinate in right of payment to the Notes.

                    Subsidiary - Any corporation of which the majority of the outstanding shares of Voting Stock are owned or controlled by the Company.

                    Voting Stock - Capital stock of any class of a corporation having power under ordinary circumstances to vote for the election of members of the board of directors of such corporation, or persons performing similar functions (whether or not at the time stock of any class shall have or might have special voting powers or rights by reason of the happening of any contingency).

                    Weighted Average Life to Maturity - As applied to any prepayment of principal of the Notes, at any date, the number of years obtained by dividing (a) the then outstanding principal amount of the Notes to be prepaid, into (b) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity, or other required payment, including payment at final maturity, foregone by such prepayment in the case of a prepayment of the Notes by (ii) the number of years (calculated to the nearest 1/12th) which will elapse between such date and the making of such payment.

                    Wholly Owned - When applied to a Subsidiary, any Subsidiary 100% of the Voting Stock of which is owned by the Company and/or its Wholly Owned Subsidiaries.

                    Terms which are defined in other Sections of this Agreement shall have the meanings specified therein.

                    5.2 Accounting Principles. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, the same shall be done in accordance with generally accepted accounting principles in force in the United States of America at the time of determination, except where such principles are inconsistent with the requirements of this Agreement.

                    5.3 Valuation Principles. Except where indicated expressly to the contrary by the use of terms such as "fair value" or "market value," each asset, each liability and each capital item of any Person, and any quantity derivable by a computation involving any of such assets, liabilities or capital items, shall be taken at the net book value thereof for all purposes of this Agreement. "Net book value" with respect to any asset, liability or capital item of any Person shall mean the amount at which the same is recorded or, in accordance with generally accepted accounting principles, should have been recorded in the books of account of such Person, as reduced by any reserves which have been or, in accordance with generally accepted accounting principles, should have been set aside with respect thereto, but in every case (whether or not permitted in accordance with generally accepted accounting principles) without giving effect to any write-up, write-down or write-off (other than any write-down or write-off the entire amount of which was charged to Consolidated Net Income or to a reserve which was a charge to Consolidated Net Income) relating thereto which was made after the date of this Agreement.

                    5.4 Direct or Indirect Actions. Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether the action in question is taken directly or indirectly by such Person.


SECTION 6.  AFFIRMATIVE COVENANTS

                    The Company agrees that, for so long as any amount remains unpaid on any Note:

                    6.1 Corporation Existence. The Company will maintain and preserve, and will cause each Subsidiary to maintain and preserve, its corporate existence and right to carry on its business and use, and cause each Subsidiary to use, its best efforts to maintain, preserve, renew and extend all of its rights, powers, privileges and franchise necessary to the proper conduct of its business; provided, however, that the foregoing shall not prevent any transaction permitted by Section 7.7.

                    6.2 Insurance. The Company will insure and keep insured at all times all of its properties and all of its Subsidiaries' properties which are of an insurable nature and of the character usually insured by companies operating similar properties, against loss or damage by fire and from other causes customarily insured against by companies engaged in similar businesses in such amounts as are usually insured against by such companies. The Company also will maintain for itself and its Subsidiaries at all times adequate insurance against loss or damage from such hazards and risks to the person and property of others as are usually insured against by companies operating properties similar to the properties of the Company and its Subsidiaries. All such insurance shall be carried with financially sound and reputable insurers rated A:XII or better by A.M. Best Company, Inc. The Company shall furnish to the Purchaser within ten days after the Closing Date a summary of insurance presently in force.

                    6.3 Taxes, Claims for Labor and Materials. The Company will pay and discharge when due, and will cause each Subsidiary to pay and discharge when due, all taxes, assessments and governmental charges or levies imposed upon it or its property or assets, or upon properties leased by it (but only to the extent required to do so by the applicable lease), prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a Lien upon its property or assets, provided that neither the Company nor any Subsidiary shall be required to pay any such tax, assessment, charge, levy or claim, the payment of which is being contested in good faith and by proper proceedings that will stay the forfeiture or sale of any property and with respect to which adequate reserves are maintained in accordance with generally accepted accounting principles.

                    6.4 Maintenance of Properties. The Company will maintain, preserve and keep, and will cause each Subsidiary to maintain, preserve and keep, its properties (whether owned in fee or a leasehold interest) in good repair and working order, ordinary wear and tear excepted, and from time to time will make all necessary repairs, replacements, renewals and additions.

                    6.5 Maintenance of Records. The Company will keep, and will cause each Subsidiary to keep, at all times proper books of record and account in which full, true and correct entries will be made of all dealings or transactions of or in relation to the business and affairs of the Company or such Subsidiary, in accordance with generally accepted accounting principles consistently applied throughout the period involved (except for such changes as are disclosed in such financial statements or in the notes thereto and concurred in by the independent certified public accountants), and the Company will, and will cause each Subsidiary to, provide reasonable protection against loss or damage to such books of record and account.

                    6.6 Financial Information and Reports. The Company will furnish to the Purchaser and to any other Institutional Holder (in duplicate if or such other holder so request), the following:

                    (a) As soon as available and in any event within 50 days after the end of each of the first three quarterly accounting periods of each fiscal year of the Company, a consolidated and a consolidating balance sheet of the Company and its Subsidiaries as of the end of such period and consolidated and consolidating statements of earnings and cash flows of the Company and its Subsidiaries for the periods beginning on the first day of such fiscal year and the first day of such quarterly accounting period and ending on the date of such balance sheet, setting forth in comparative form the corresponding consolidated figures for the corresponding periods of the preceding fiscal year, all in reasonable detail prepared in accordance with generally accepted accounting principles consistently applied throughout the period involved (except for changes disclosed in such financial statements or in the notes thereto and concurred in by the Company's independent certified public accountants) and certified by the chief financial officer or principal accounting officer of the Company (i) outlining the basis of presentation, and (ii) stating that the information presented in such statements presents fairly the financial condition of the Company and its Subsidiaries and the results of operations for the period, subject to customary year-end audit adjustments;

                    (b) As soon as available and in any event within 110 days after the last day of each fiscal year a consolidated and a consolidating balance sheet of the Company and its Subsidiaries as of the end of such fiscal year and the related consolidated and consolidating statements of earnings, stockholders' equity and cash flows for such fiscal year, in each case setting forth in comparative form figures for the preceding fiscal year, all in reasonable detail, prepared in accordance with generally accepted accounting principles consistently applied throughout the period involved (except for changes disclosed in such financial statements or in the notes thereto and concurred in by independent certified public accountants) and accompanied by a report as to the consolidated balance sheet and the related consolidated statements of Arthur Andersen, LLP or any firm of independent public accountants of recognized national standing selected by the Company to the effect that such financial statements have been prepared in conformity with generally accepted accounting principles and present fairly, in all material respects, the financial condition of the Company and its Subsidiaries and that the examination of such financial statements by such accounting firm has been made in accordance with generally accepted auditing standards;

                    (c) Together with the financial statements delivered pursuant to paragraphs (a) and (b) of this Section 6.6, a certificate of the chief financial officer or principal accounting officer, (i) to the effect that such officer has reexamined the terms and provisions of this Agreement and that at the date of such certificate, during the periods covered by such financial reports and as of the end of such periods, the Company is not, or was not, in default in the fulfillment of any of the terms, covenants, provisions and conditions of this Agreement and that no Event of Default, or event which, with the lapse of time or the giving of notice, or both, would become an Event of Default, is occurring or has occurred as of the date of such certificate, during such periods and as of the end of such periods, or if the signer is aware of any such default, event or Event of Default, he shall disclose in such statement the nature thereof, its period of existence and what action, if any, the Company has taken or proposes to take with respect thereto, and (ii) stating whether the Company is in compliance with Sections 7.1 through 7.15 and setting forth, in sufficient detail, the information and computations required to establish whether or not the Company was in compliance with the requirements of Sections
7.1 through 7.15 during the periods covered by the financial reports then being furnished and as of the end of such periods;

                    (d) Together with the financial reports delivered pursuant to paragraph (b) of this Section 6.6, a certificate of the independent certified public accountants (i) stating that in making the examination necessary for expressing an opinion on such financial statements, nothing came to their attention that caused them to believe that there is in existence or has occurred any Event of Default hereunder, or any event (the occurrence of which is ascertainable by accountants in the course of normal audit procedures) which, with the lapse of time or the giving of notice, or both, would become an Event of Default hereunder or, if such accountants shall have obtained knowledge of any such event or Event of Default, describing the nature thereof and the length of time it has existed and (ii) acknowledging that holders of the Notes may rely on their opinion on such financial statements;

                    (e) Within 15 days after the Company obtains knowledge thereof, notice of any litigation not fully covered by insurance or any governmental proceeding pending against the Company or any Subsidiary in which the damages sought exceed $500,000 or which might otherwise materially adversely affect the business, property, operations or condition, financial or otherwise, of the Company and its Subsidiaries taken as a whole;

                    (f) As soon as available, copies of each financial statement, notice, report and proxy statement which the Company shall furnish to its stockholders; copies of each registration statement and periodic report which the Company may file with the Securities and Exchange Commission, and any other similar or successor agency of the Federal government administering the Securities Act, the Exchange Act or the Trust Indenture Act of 1939, as amended; copies of each report relating to the Company or its securities which the Company may file with any securities exchange on which any of the Company's securities may be registered; copies of any orders in any material proceedings to which the Company or any of its Subsidiaries is a party, issued by any governmental agency, Federal or state, having jurisdiction over the Company or any of its Subsidiaries; and, except at such times as the Company is a reporting company under Section 13 or 15(d) of the Exchange Act or has complied with the requirements for the exemption from registration under the Exchange Act set forth in Rule 12g-3-2(b), such financial or other information as any holder of the Notes may reasonably determine is required to permit such holder to comply with the requirements of Rule 144A under the Securities Act in connection with the resale by it of the Notes;

                    (g) As soon as available, a copy of each other report submitted to the Company or any Subsidiary by independent accountants retained by the Company or any Subsidiary in connection with any interim or special audit made by them of the books of the Company or any Subsidiary;

                    (h) Within ten days after receipt thereof, a copy of any notice that (i) any violation of any federal, state or local environmental law or regulation may have been committed or is about to be committed by the Company, (ii) any administrative or judicial complaint or order has been filed or is about to be filed against the Company alleging violations of any federal, state or local environmental law or regulation or requiring the Company to take any action in connection with any Release of any Contaminant into the indoor or outdoor environment, or (iii) alleging that the Borrower may be liable or responsible for costs associated with a response to or cleanup of a Release of any Contaminant into the indoor or outdoor environment or any damages caused thereby;

                    (i) Such additional information as the Purchaser or such other Institutional Holder of the Notes may reasonably request concerning the Company and its Subsidiaries.

                    6.7 Inspection of Properties and Records. The Company will allow, and will cause each Subsidiary to allow, any representative of the Purchaser or any other Institutional Holder, so long as the Purchaser or such other Institutional Holder holds any Note, at the Purchaser's or such Institutional Holder's expense, to visit and inspect any of its properties (other than trade secrets related to technology), to examine its books of record and account and to discuss its affairs, finances and accounts with its officers and its public accountants (and by this provision the Company authorizes such accountants to discuss with the Purchaser or such Institutional Holder its affairs, finances and accounts), all at such reasonable times upon 24 hours notice and as often as the Purchaser or such Institutional Holder may reasonably request. So long as a Default or Event of Default has occurred and is continuing, the Company agrees to pay the costs of any inspections made pursuant to this Section 6.7. Any proprietary or other confidential, competitively sensitive information obtained by the Purchaser or any other Noteholder shall not be disclosed to any Person except (i) in connection with the enforcement of obligations of the Company under the Notes or this Agreement, (ii) in response to a subpoena or other legal process, (iii) as otherwise required by applicable law or regulation or (iv) in connection with the sale or transfer of the Notes to a subsequent proposed purchaser or transferee.

                    6.8 ERISA. (a) The Company agrees that all assumptions and methods used to determine the actuarial valuation of employee benefits, both vested and unvested, under any Plan of the Company or any Subsidiary, and each such Plan, whether now existing or adopted after the date hereof, will comply in all material respects with ERISA and other applicable laws.

                    (b) The Company will not at any time permit any Plan established, maintained or contributed to by it or any Subsidiary or "affiliate" (as defined in Section 407(d)(7) of ERISA) to:

                           (i)      engage in any "prohibited transaction" as
such term is defined in
         Section 4975 of the Code or in Section 406 of ERISA;

                           (ii) incur any "accumulated funding deficiency" as such term is defined in Section 302 of ERISA, whether or not waived; or

                           (iii) be terminated under circumstances which are likely to result in the imposition of a lien on the property of the Company or any Subsidiary pursuant to Section 4068 of ERISA, if and to the extent such termination is within the control of the Company;

if the event or condition described in clauses (i), (ii) or (iii) above is likely to subject the Company or any Subsidiary or ERISA affiliate to a liability which, in the aggregate, is material in relation to the business, property, operations, or condition, financial or otherwise, of the Company and its Subsidiaries taken as a whole.

                    (c) Upon the request of the Purchaser or any other Institutional Holder, the Company will furnish a copy of the annual report of each Plan (Form 5500) required to be filed with the Internal Revenue Service. Copies of annual reports shall be delivered no later than 30 days after the later of the date such report has been filed with the Internal Revenue Service or the date the copy is requested.

                    (d) Promptly upon the occurrence thereof, the Company will give the Purchaser and each other Institutional Holder written notice of (i) a reportable event with respect to any Plan; (ii) the institution of any steps by the Company, any Subsidiary, any ERISA affiliate, the PBGC or any other person to terminate any Plan; (iii) the institution of any steps by the Company, any Subsidiary, or any ERISA affiliate to withdraw from any Plan; (iv) a prohibited transaction in connection with any Plan; (v) any material increase in the contingent liability of the Company or any Subsidiary with respect to any post-retirement welfare liability; or (vi) the taking of any action by the Internal Revenue Service, the Department of Labor or the PBGC with respect to any of the foregoing which, in any of the events specified above, would result in any material liability of the Company or any of its Subsidiaries.

                    6.9 Compliance with Laws. The Company will comply, and will cause each Subsidiary to comply, with all laws, rules and regulations relating to its or their respective businesses, other than laws, rules and regulations the failure to comply with which or, the sanctions and penalties resulting therefrom, individually or in the aggregate, would not have a material adverse effect on the business, property, operations, or condition, financial or otherwise, of the Company or such Subsidiary, and would not result in the creation of a Lien which, if incurred in the ordinary course of business, would not be permitted by Section 7.4 on any of the property of the Company or any Subsidiary; provided, however, that the Company and its Subsidiaries shall not be required to comply with laws, rules and regulations the validity or applicability of which are being contested in good faith and by appropriate proceedings; provided that the failure to comply with such laws, rules or
regulations   would  not  have  a  material  adverse  effect  on  the  business, properties, operations, assets or condition, financial or otherwise, of the Company and its Subsidiaries taken as a whole.

                    6.10 Acquisition of Notes. The Company will forthwith cancel any Notes in any manner or at any time acquired by the Company or any Subsidiary or Affiliate and such Notes shall not be deemed to be outstanding for any of the purposes of this Agreement or the Notes.

                    6.11 Private Placement Number. The Company consents to the filing of copies of this Agreement with Standard & Poor's Corporation and the National Association of Insurance Commissioners to obtain a private placement number.

                    6.12 Fiscal Year. The Company will at all times maintain a fiscal year ending on
                           -----------
October 31 of each calendar year.


SECTION 7.  NEGATIVE COVENANTS

                    The Company agrees that, for so long as any amount remains unpaid on any Note:

                    7.1 Net Worth.  The Company  will not at any time permit its
Consolidated Adjusted Net Worth to be less than (a) $20,000,000, plus (b) the cumulative amount equal to 50% of its Consolidated Net Income subsequent to April 30, 1997 at the end of the fiscal quarter, plus (c) an amount equal to 75% of the aggregate Equity Sale Proceeds received by the Company or its Subsidiaries after the Closing Date and on or prior to the end of the fiscal quarter.

                    7.2 Indebtedness. The Company will not, and will not permit any Subsidiary to, create, assume, incur, guarantee or otherwise become liable for, directly or indirectly, any Indebtedness, other than:

                    (i)    Indebtedness Under the Notes;

                    (ii) The Indebtedness outstanding under the NBD Agreement and Indebtedness secured by IRB L/C;

                    (iii) Indebtedness (other than Indebtedness permitted under subsections (i) and (ii)) in aggregate outstanding principal amount not exceeding 15% of the Consolidated Adjusted Net Worth of the Company and its Subsidiaries from time to time in the aggregate; and

                    (iv) Indebtedness of any Subsidiary of the Company owing to the Company or to any other Subsidiary of the Company.

                    7.3 Fixed Charge Ratio. The Company will not, as of the end of any fiscal quarter, permit the ratio of Consolidated Income Available for Fixed Charges to Consolidated Fixed Charges for the preceding twelve months to be less than 1.25 to 1.0.

                    7.4 Liens. The Company will not, and will not permit any Subsidiary to, create, assume, or incur, or permit to exist, directly or indirectly, any Lien on its properties or assets, whether now owned or hereafter acquired, except for the following Liens ("Permitted Liens"):

                    (a) Liens existing on property of the Company or any Subsidiary as of the date of this Agreement that are described in Annex II to this Agreement;

                    (b) Liens for taxes, assessments or governmental charges not then due and delinquent or the validity of which is being contested in good faith and by proper proceedings that will stop the forfeiture or sale of any property and with respect to which adequate reserves are maintained in accordance with generally accepted accounting principles;

                    (c) Liens arising in connection with court proceedings, provided the execution of such Liens is effectively stayed and such Liens are contested in good faith;

                    (d) Liens arising in the ordinary course of business and not incurred in connection with the borrowing of money, including encumbrances in the nature of zoning restrictions, easements, rights and restrictions of record on the use of real property, landlord's and lessor's liens in the ordinary course of business, which do not materially interfere with the conduct of the business of the Company and its Subsidiaries taken as a whole and do not materially affect the value of the Property subject to such Liens;

                    (e) Liens as security for Indebtedness  permitted by Section
7.2 which in the aggregate does not exceed 5% of Consolidated Adjusted Net Worth of the Company existing from time to time;

                    (f) Liens on Property acquired or constructed by the Company or a Subsidiary and created contemporaneously with or within 120 days of the acquisition or construction of such Property, in each case to secure or provide for all or a portion of the Purchase Price or construction costs of such Property; provided that (x) such Liens do not extend to other Property of the Company or any Subsidiary and (y) the aggregate principal amount of Indebtedness secured by all such Liens does not exceed 100% of the fair market value of the Property subject to such Liens as measured on the date of acquisition or final completion of construction of such Property;

                    (g) Liens resulting from extensions, renewals, refinancings and refundings of Indebtedness secured by Liens permitted by paragraph (a) above, provided there is no increase in the original principal amount of Indebtedness secured thereby and any new Lien attaches only to the same property theretofore subject to such earlier Lien; and

                    (h) Liens on equipment granted to lessors under operating leases described in Section 7.13 and under Capitalized Leases.

                    7.5 Restricted Payments. The Company will not, except as hereinafter provided:

                    (a) declare or pay any dividends, either in cash or property, on any shares of its capital stock of any class (except dividends or other distributions payable solely in shares of capital stock of the Company);

                    (b) directly or indirectly, or through any Subsidiary, purchase, redeem or retire any shares of its capital stock or any class or any warrants, rights or options to purchase or acquire any shares of its capital stock (other than in exchange for or out of the net cash proceeds from the substantially concurrent issuance or sale of other shares of capital stock of the Company subsequent to the Closing Date);

                    (c) make any other payment or distribution, either directly or indirectly or through any Subsidiary, in respect of its capital stock;

                    (d) make any payment, either directly or indirectly or through any Subsidiary, of principal of any Subordinated Indebtedness other than at the expressed maturity date thereof and scheduled mandatory prepayments or redemptions thereof in accordance with the original terms of such Subordinated Indebtedness; or

                    (e) make, or permit any Subsidiary to make, any Restricted Investment which in the aggregate would exceed 15% of Consolidated Adjusted Net Worth;

(all such declarations, payments, purchases, redemptions, retirements, distributions and investments being herein collectively called "Restricted Payments") if, after giving effect thereto such Restricted Payment constitutes or would, with the giving of notice or passage of time, constitute an Event of Default.

                    The Company will not declare any dividend which constitutes a Restricted Payment payable more than 60 days after its date of declaration. Any dividend which complies with the provisions of this Section 7.5 on the date of its declaration shall be deemed to comply on its date of payment, provided that any intervening event giving rise to noncompliance is not the result of a Restricted Payment.

                    7.6 Merger or Consolidation. The Company will not, and will not permit any Subsidiary to, merge or consolidate with any other Person, except that:

                    (a) The Company may consolidate with or merge into any Person or permit any other Person to merge into it, provided that immediately after giving effect thereto,

                           (1) The Company is the successor corporation or, if the Company is not the successor corporation, the successor corporation is a corporation organized under the laws of a state of the United
         States of America or the District of Columbia and shall expressly assume in writing the Company's obligations under the Notes and this Agreement;

                           (2) There shall exist no Event of Default or event which, with the passage of time or giving of notice, or both, would constitute an Event of Default; and

                           (3)      The Company or such successor corporation
could incur at least $1.00
         of additional Indebtedness;

                    (b) Any Subsidiary may (i) merge into the Company or another Wholly Owned Subsidiary or (ii) merge into any Person which, as a result of such merger, concurrently becomes a Subsidiary, provided in each such instance that there shall exist no Event of Default or event which, with the passage of time or giving of Notice, or both, would constitute an Event of Default.

                    7.7 Sale of Assets. The Company will not, and will not permit any Subsidiary to, sell, lease, transfer or otherwise dispose of all or a substantial portion of its business, assets, rights, revenues or property, real, personal or mixed, tangible or intangible, whether in one or a series of transactions, other than (i) inventory sold in the ordinary course of business upon customary credit terms, (ii) trade-ins of any equipment in conjunction with acquiring replacement equipment, (iii) sales of the Company's Capital Stock,
(iv) leases of real property, (v) sales of obsolete or surplus machinery and equipment in the ordinary course of business so long as the purchase price is paid in cash or immediately available funds, if, immediately before and after such transaction, no Event of Default or event which, with the passage of time or giving of notice, or both, would constitute an Event of Default shall exist or shall have occurred and be continuing, and (vi) other sales, leases, or transfers or dispositions so long as (A) no Event of Default or event which, with the passage of time or giving of notice, or both, would constitute an Event of Default shall exist or shall have occurred and be continuing, and (B) all Asset Sale Proceeds from such sales and dispositions are applied as required under Section 2.2(e).

                    7.8 Disposition of Stock of Subsidiaries. The Company will not, and will not permit any Subsidiary to, issue, sell or transfer the capital stock of a Subsidiary without the prior written consent of the Purchaser.

                    7.9  Change  in  Business..  Neither  the  Company  nor  any
Subsidiary will engage in any business substantially different from their current businesses.

                    7.10 Transactions with Affiliates. The Company will not, and will not permit any Subsidiary to, enter into any transaction (including the furnishing of goods or services) with an Affiliate except in the ordinary course of business as presently conducted and on terms and conditions no less favorable to the Company or such Subsidiary than would be obtained in a comparable arm's-length transaction with a person not an Affiliate.

                    7.11 Consolidated Tax Returns. The Company will not file, or consent to the filing of, any consolidated Federal income tax return with any Person other than a Subsidiary, except to the extent that the Company is required under the Code to do otherwise.

                    7.12 Capital Expenditures. The Company will not make any Capital Expenditure if the aggregate amount of Capital Expenditures made by the Company and its Subsidiaries during any fiscal quarter, together with the Capital Expenditures made during the prior three fiscal quarters, would exceed, on a consolidated basis, an amount equal to the greater of (i) the amount which would allow the ratio of EBITDAR to the sum of Consolidated Fixed Charges plus Capital Expenditures to be not less than 1.25 to 1.0 for the four fiscal quarters immediately preceding the date of the proposed Capital Expenditure and
(ii) the consolidated depreciation and amortization expense of the Company and its Subsidiaries for such four fiscal quarter period.

                    7.13 Operating Leases. The Company shall not permit its consolidated aggregate payment obligations under operating leases to exceed $2,600,000 during any consecutive four quarter fiscal period of the Company.
                    7.14 Negative Pledge Limitation. The Company will not enter into any agreement with any person other than the Purchaser under this Agreement or NBD pursuant to the NBD Agreement which prohibits or limits the ability of the Company or any Subsidiary to create, incur, assume or suffer to exist any Lien upon any of its assets, rights, revenues, or property, real, personal or mixed, tangible or intangible, whether now owned or hereafter acquired.

                    7.15 Amendment to NBD Agreement. The Company agrees that it will not enter into any amendment, modification or agreement which would have the effect of increasing the amount of any fee payable under or in connection with the NBD Agreement.


SECTION 8.  EVENTS OF DEFAULT AND REMEDIES THEREFOR

                    8.1 Nature of Events. An "Event of Default" shall exist if any one or more of the
                           ----------------
following occurs:

                    (a) Default in the payment of interest when due on any of the Notes and continuance of such default for a period of five days;

                    (b) Default in the payment of (i) the principal of any of the Notes or the premium thereon, if any, at maturity, upon acceleration of maturity or at any date fixed for prepayment, or (ii) any other amount payable hereunder not covered by clause (a) or (b)(i), and in each case, continuance of such default for a period of five days;

                    (c) Default shall occur (1) in the payment of the principal of, premium, or interest on any other Indebtedness of the Company or its Subsidiaries, aggregating in excess of $500,000 as and when due and payable (whether by lapse of time, declaration, call for redemption or otherwise), excluding a Bond Default, (ii) under any mortgage, agreement or other instrument of the Company or any Subsidiary securing such Indebtedness or under or pursuant to which such Indebtedness aggregating in excess of $500,000 is issued, (iii) under any leases other than Capitalized Leases of the Company or any Subsidiary, with aggregate Rentals in excess of $500,000 or (iv) with respect to any combination of the foregoing involving Indebtedness and/or Rentals aggregating in excess of $500,000 regardless of whether such defaults would be Events of Default hereunder, and (x) any such defaults with respect to the payment of money shall continue, unless waived, beyond the period of grace, if any, allowed with respect thereto and, (y) solely in the case of any default not involving the payment of money, such default shall continue, unless waived, beyond the period of grace, if any, allowed with respect thereto if the effect of such default is to accelerate or to permit the acceleration of such Indebtedness and/or Rentals;

                    (d) Default in the observance or performance of Section 6.7,
7.1 through 7.15 or 8.7 which is not remedied within ten days following written notice thereof to the Company;

                    (e) Default in the observance or performance of any other covenant or provision of this Agreement which is not remedied within thirty days following written notice thereof to the Company;

                    (f) (1) Any representation or warranty made by the Company in this Agreement or made by the Company in any written statement or certificate furnished by the Company in connection with the issuance of the Notes to amend and restate the 1994 Notes or furnished by the Company pursuant to this Agreement, proves incorrect in any material respect as of the date of the issuance or making thereof of; or (2) any Prior Misstatement proves to have been fraudulent in any material respect as of the date of the issuance or making thereof; and in each case such failure continues for more than five days following written notice thereof to the Company;

                    (g) Any judgments, writs or warrants of attachment or any similar processes individually or in the aggregate in excess of $1,000,000 shall be entered or filed against the Company or any Subsidiary or against any property or assets of either and either (i) remain unpaid, unvacated, unbonded or unstayed (through appeal or otherwise) prior to the expiration of the applicable period of limitations for taking action necessary to stay enforcement thereof, or if such action shall have been taken, a final order denying such stay shall have been rendered, or (ii) enforcement proceedings shall have been commenced by any creditor upon any such judgment or order;

                    (h) The Company or any Subsidiary shall incur a "Distress Termination" (as defined in Title IV of ERISA) of any Plan or any trust created thereunder which results in material liability to the PBGC, the PBGC shall institute proceedings to terminate any Plan or any trust created thereunder, or a trustee shall be appointed by a United States District Court pursuant to
Section 4042(b) of ERISA to administer any Plan or any trust created thereunder; or

                    (i)    The Company or any Subsidiary shall

                    (i) generally not pay its debts as they become due or admit in writing its inability to pay its debts generally as they become due;

                    (ii) file a petition in bankruptcy or for reorganization or for the adoption of an arrangement under the Federal Bankruptcy Code, or any similar applicable bankruptcy or insolvency law, as now or in the future amended (herein collectively called "Bankruptcy Laws"), or an answer or other pleading admitting or failing to deny the material allegations of such a petition or seeking, consenting to or acquiescing in relief provided for under the Bankruptcy Laws, or take action for the purpose of effecting any of the foregoing;

                    (iii) make an assignment of all or a substantial part of its property for the benefit of its creditors;

                    (iv) seek or consent to or acquiesce in the appointment of a receiver, liquidator, custodian or trustee of it or for all or a substantial part of its property;

                    (v)    be finally adjudicated a bankrupt or insolvent;

                    (vi) be subject to a proceeding under any Bankruptcy Laws filed against it, which such proceeding shall remain undismissed or unstayed for a period of 60 days;

                    (vii) be subject to the entry of a court order, which shall not be vacated, set aside or stayed within 30 days from the date of entry, appointing a receiver, liquidator, custodian or trustee of it or for all or a substantial part of its property, or entering of an order for relief pursuant to an involuntary case, or effecting an arrangement in, bankruptcy or for a reorganization pursuant to the Bankruptcy Laws or for any other judicial modification or alteration of the rights of creditors; or

                    (viii)  be   subject  to  the   assumption   of  custody  or
         sequestration by a court of competent jurisdiction of all or a substantial part of its property, which custody or sequestration shall not be suspended or terminated within 30 days from its inception.

                    8.2 Remedies on Default. When any Event of Default described in paragraphs (a) through (h) of Section 8.1 has happened and is continuing other than a Forbearance Default, the holder or holders of at least 25% in principal amount of the Notes then outstanding may by notice to the Company declare the entire principal, together with the premium set forth below, and all interest accrued on all Notes to be, and such Notes shall thereupon become, forthwith due and payable, without any presentment, demand, protest or other notice of any kind, all of which are expressly waived. Notwithstanding the foregoing, when (i) any Event of Default described in paragraphs (a), (b) or (c) of Section 8.1 has happened and is continuing, any holder may by notice to the Company declare the entire principal, together with the premium set forth below, and all interest accrued on the Notes then held by such holder to be, and such Notes shall thereupon become, forthwith due and payable, without any presentment, demand, protest or other notice of any kind, all of which are expressly waived and (ii) where any Event of Default described in paragraph (i) of Section 8.1 has happened, then all outstanding Notes shall immediately become due and payable without presentment, demand or notice of any kind. Upon the Notes or any of them becoming due and payable as aforesaid, the Company will forthwith pay to the holders of such Notes the entire principal of and interest accrued on such Notes, plus a premium in the event that the Reinvestment Yield shall, on the Determination Date, be less than the interest rate payable on or in respect of the Notes. Such premium shall equal (x) the aggregate present value of the principal so accelerated and the aggregate present value of the interest which would have been payable in respect of such principal absent such accelerated payment, determined by discounting (monthly on the basis of a 360-day year composed of twelve 30-day months) each such amount utilizing an interest factor equal to the Reinvestment Yield, less (y) the principal amount to be prepaid.

                    8.3 Annulment of  Acceleration  of Notes.  The provisions of
Section 8.2 are subject to the condition that if the principal of and accrued interest on the Notes have been declared immediately due and payable by reason of the occurrence of any Event of Default described in paragraphs (a) through
(h), inclusive, of Section 8.1, the holder or holders of 66-2/3%. in aggregate principal amount of the Notes then outstanding may, by written instrument filed with the Company, rescind and annul such declaration and the consequences thereof, provided that (i) at the time such declaration is annulled and rescinded no judgment or decree has been entered for the payment of any monies due pursuant to the Notes or this Agreement, (ii) all arrears of interest upon all the Notes and all other sums payable under the Notes and under this Agreement (except any principal, interest or premium on the Notes which has become due and payable solely by reason of such declaration under Section 8.2) shall have been duly paid and (iii) each and every other Event of Default shall have been cured or waived; and provided further, that no such rescission and annulment shall extend to or affect any subsequent default or Event of Default or impair any right consequent thereto.

                    8.4 Other Remedies. If any Event of Default shall be continuing other than a Forbearance Default, any holder of Notes may enforce its rights by suit in equity, by action at law, or by any other appropriate proceedings, whether for the specific performance (to the extent permitted by law) of any covenant or agreement contained in this Agreement or in the Notes or in aid of the exercise of any power granted in this Agreement, and may enforce the payment of any Note held by such holder and any of its other legal or equitable rights.

                    8.5 Conduct No Waiver: Collection Expenses. No course of dealing on the part of any holder of Notes, nor any delay or failure on the part of any holder of Notes to exercise any of its rights, shall operate as a waiver of such rights or otherwise prejudice such holder's rights, powers and remedies. If the Company fails to pay, when due, the principal of, or the interest on, any Note, or fails to comply with any other provision of this Agreement, the Company will pay to each holder, to the extent permitted by law, on demand, such further amounts as shall be sufficient to cover the cost and expenses, including but not limited to reasonable attorneys fees, incurred by such holders of the Notes in collecting any sums due on the Notes or in otherwise enforcing any of their rights.

                    8.6 Remedies Cumulative. No right or remedy conferred upon or reserved to any holder of Notes under this Agreement is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to every other right or remedy given under this Agreement or now or hereafter existing under any applicable law. Every right and remedy given by this Agreement or by applicable law to any holder of Notes may be exercised from time to time and as often as may be deemed expedient by such holder, as the case may be.

                    8.7 Notice of Default. With respect to Events of Default or claimed defaults other than a Forbearance Default, the Company will give the following notices:

                    (a) The Company promptly will furnish to each holder of a Note notice in writing by registered or certified mail, return receipt requested, of the occurrence of an Event of Default or an event which, with the lapse of time or the giving of notice, or both, would become an Event of Default. Such notice shall specify the nature of such default, the period of existence thereof and what action the Company has taken or is taking or proposes to take with respect thereto.

                    (b) If the holder of any Note or of any other evidence of Indebtedness of the Company or any Subsidiary gives any notice or takes any other action with respect to a claimed default, the Company will forthwith give written notice thereof to each holder of the then outstanding Notes, describing the notice or action and the nature of the claimed default.

SECTION 9.          AMENDMENTS, WAIVERS AND CONSENTS

                    9.1 Matters Subject to Modification. Any term, covenant, agreement or condition of this Agreement may, with the consent of the Company, be amended, or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), if the Company shall have obtained the consent in writing of the holder or holders of at least 66-2/3% in aggregate principal amount of outstanding Notes; provided, however, that, without the written consent of the holder or holders of all of the Notes then outstanding, no such waiver, modification, alteration or amendment shall be effective which will (i) change the time of payment (including any required prepayment) of the principal of or the interest on any Note, (ii) reduce the principal amount thereof or the premium, if any, or reduce the rate of interest thereon, (iii) change any provision of any instrument affecting the preferences between holders of the Notes or between holders of the Notes and other creditors of the Company, or (iv) change any of the provisions of Section 8.1, Section 8.2, Section 8.3 or this Section 9.

                    For the purpose of determining whether holders of the requisite principal amount of Notes have made or concurred in any waiver, consent, approval, notice or other communication under this Agreement, Notes held in the name of, or owned beneficially by, the Company, any Subsidiary or any Affiliate thereof, shall not be deemed outstanding.

                    9.2 Solicitation of Holders of Notes. The Company will not solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions of this Agreement or the Notes unless each holder of the Notes (irrespective of the amount of Notes then owned by it) shall concurrently be informed thereof by the Company and shall be afforded the opportunity of considering the same and shall be supplied by the Company with sufficient information to enable it to make an informed decision with respect thereto. Executed or true and correct copies of any waiver or consent effected pursuant to the provisions of this Section 9 shall be delivered by the Company to each holder of outstanding Notes forthwith following the date on which the same shall have been executed and delivered by the holder or holders of the requisite percentage of outstanding Notes. The Company will not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any holder of the Notes as consideration for or as an inducement to the entering into by any holder of the Notes of any waiver or amendment of any of the terms and provisions of this Agreement unless such remuneration is concurrently paid, on the same terms, ratably to each holder of the then outstanding Notes.

                    9.3 Binding Effect. Any such amendment or waiver shall apply equally to all the holders of the Notes and shall be binding upon them, upon each future holder of any Note and upon the Company whether or not such Note shall have been marked to indicate such amendment or waiver. No such amendment or waiver shall extend to or affect any obligation not expressly amended or waived or impair any right related thereto.


SECTION 10.         FORM OF NOTES, REGISTRATION, TRANSFER, EXCHANGE AND
REPLACEMENT

                    10.1 Form of Notes. The Notes initially delivered under this Agreement will be in the form of two fully registered Notes in the form attached as Exhibit A. The Notes are issuable only in fully registered form and in denominations of at least $100,000 (or the remaining outstanding balance thereof, if less than $100,000).

                    10.2 Note Register. The Company shall cause to be kept at its principal office a register (the "Note Register") for the registration and transfer of the Notes. The names and addresses of the holders of Notes, the transfer thereof and the names and addresses of the transferees of the Notes shall be registered in the Note Register. The Company may deem and treat the person in whose name a Note is so registered as the holder and owner thereof for all purposes and shall not be affected by any notice to the contrary, until due presentment of such Note for registration of transfer as provided in this
Section 10.

                    10.3 Issuance of New Notes upon Exchange or Transfer. Upon surrender for exchange or registration of transfer of any Note at the office of the Company designated for notices in accordance with Section 11.2, the Company shall execute and deliver, at its expense, one or more new Notes of any authorized denominations requested by the holder of the surrendered Note, each dated the date to which interest has been paid on the Notes so surrendered (or, if no interest has been paid, the date of such surrendered Note), but in the same aggregate unpaid principal amount as such surrendered Note, and registered in the name of such person or persons as shall be designated in writing by such holder. Every Note surrendered for registration of transfer shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the holder of such Note or by his attorney duly authorized in writing. The Company may condition its issuance of any new Note in connection with a transfer by any Person on compliance by the transferee of the representations required under Section 3.2, by Institutional Holders on compliance with Section 2.5 and on the payment to the Company of a sum sufficient to cover any stamp tax or other governmental charge imposed in respect of such transfer.

                    10.4 Replacement of Notes. Upon receipt of evidence satisfactory to the Company of the loss, theft, mutilation or destruction of any Note, and in the case of any such loss, theft or destruction upon delivery of a bond of indemnity in such form and amount as shall be reasonably satisfactory to the Company or in the event of such mutilation upon surrender and cancellation of the Note, the Company, without charge to the holder thereof, will make and deliver a new Note, of like tenor in lieu of such lost, stolen, destroyed or mutilated Note. If any such lost, stolen or destroyed Note is owned by the Purchaser or any other Institutional Holder, then the affidavit of an authorized officer of such owner setting forth the fact of loss, theft or destruction and of its ownership of the Note at the time of such loss, theft or destruction shall be accepted as satisfactory evidence thereof, and no further indemnity shall be required as a condition to the execution and delivery of a new Note, other than a written agreement of such owner (in form reasonably satisfactory to the Company) to indemnify the Company.



SECTION 11.         MISCELLANEOUS

                    11.1 Expenses. Whether or not the transactions contemplated herein shall be consummated, the Company agrees to pay directly all reasonable expenses in connection with the preparation, execution and delivery of this Agreement, the Notes, and all other documents delivered in connection herewith, and the transactions contemplated by such documents, including, but not limited to, out-of-pocket expenses, filing fees of Standard & Poor's Corporation in connection with obtaining a private placement number, reasonable charges and disbursements of special counsel, photocopying and printing costs and charges for shipping the Notes, adequately insured, to the Purchaser at its home office or at such other address as the Purchaser may designate, and all similar expenses (including the reasonable fees and expenses of counsel) relating to any amendments, waivers or consents in connection with this Agreement, the Notes and the other documents delivered in connection herewith, including, but not limited to, any such amendments, waivers or consents resulting from any work-out, renegotiation or restructuring relating to the performance by the Company of its obligations under this Agreement, the Notes and the other documents delivered in connection herewith. The Company also agrees that it will pay and save the Purchaser harmless against any and all liability with respect to stamp and other documentary taxes, if any, which may be payable, or which may be determined to be payable in connection with the execution and delivery of this Agreement or the Notes (but not in connection with a transfer of any Notes), whether or not any Notes are then outstanding. The obligations of the Company under this
Section 11.1 shall survive the retirement of the Notes.

                    11.2 Notices. Except as otherwise expressly provided herein, all communications provided for in this Agreement shall be in writing and delivered or sent by registered or certified mail, return receipt requested, or by overnight courier (i) if to the Purchaser, to the address set forth below the Purchaser's name in Annex I, or to such other address as the Purchaser may in writing designate, (ii) if to any other holder of the Notes, to such address as the holder may designate in writing to the Company, and (iii) if to the Company, to Hurco Companies, Inc., One Technology Way, Indianapolis, Indiana 46268, or to such other address as the Company may in writing designate.

                    11.3 Reproduction of Documents. This Agreement and all documents relating hereto, including, without limitation, (i) consents, waivers and modifications which may hereafter be executed, (ii) documents received by the Purchaser in connection with the execution and delivery of this Agreement (except the Notes themselves), and (iii) financial statements, certificates and other information previously or hereafter furnished to the Purchaser, may be reproduced by the Purchaser by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process, and the Purchaser may destroy any original document so reproduced. The Company agrees and stipulates that any such reproduction which is legible shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by the Purchaser in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence; provided that nothing herein contained shall preclude the Company from objecting to the admission of any reproduction on the basis that such reproduction is not accurate, has been altered or is otherwise incomplete.

                    11.4 Successors and Assigns. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

                    11.5 Law Governing. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois. No provision of this Agreement may be waived, changed or modified, or the discharge thereof acknowledged, orally, except by an agreement in writing signed by the party against whom the enforcement of any waiver, change, modification or discharge is sought.

                    11.6 Headings. The headings of the sections and subsections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

                    11.7 Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart or reproduction thereof permitted by Section 11.3.

                    11.8 Reliance on and Survival of Provisions. All covenants, representations and warranties made by the Company herein and in any certificates delivered pursuant to this Agreement, whether or not in connection with a closing, (i) shall be deemed to have been relied upon by the Purchaser, notwithstanding any investigation heretofore or hereafter made by the Purchaser or on the Purchaser's behalf and (ii) shall survive the delivery of this Agreement and the Notes.

                    11.9 Integration and Severability. This Agreement embodies the entire agreement and understanding between the Purchaser and the Company, and supersedes all prior agreements and understandings relating to the subject matter hereof. In case any one or more of the provisions contained in this Agreement or in any Note, or application thereof, shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained in this Agreement and in any Note, and any other application thereof, shall not in any way be affected or impaired thereby.

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


                    IN WITNESS WHEREOF, the Company and the Purchaser have caused this Agreement to be executed and delivered by their respective officer or officers thereunto duly authorized.

                                            HURCO COMPANIES, INC.


                                            By:     /s/ Roger J. Wolf__________
                                            Title:  Senior Vice President
                           and Chief Financial Officer


                               PRINCIPAL MUTUAL LIFE INSURANCE COMPANY


                                            By:     /s/ Sarah J. Pitts
                                            Title:  Counsel


                                            By:     /s/ Austin J. Ramzy
                                            Title:  Assistant Director
                                                    Investment Securities